UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2017 (March 27, 2017)

BE Industries Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-49655	87-0678927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Loop South

Suite 1115

Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (281) 953-7490

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2017, Mr. Vincent Genovese notified the board of directors of BE Industries Inc. (the “Company”) of his decision to resign as Chief Executive Officer of the Company, effective immediately. Mr. Genovese’s decision to resign was primarily driven by change of the Company’s operational focus to oil and gas and related services. There were no disagreements between the Company and Mr. Genovese on any matter relating to the Company’s operation, policies or practices that led to his decision to resign. Notwithstanding his resignation as the Company’s Chief Executive Officer, Mr. Genovese will continue to serve as a director of the Company.

On March 30, 2017, the board of directors of the Company elected Antonio Monesi to serve as Chief Executive Officer, effective immediately. Mr. Monesi has been serving as President of the Company since August 2016 and also holds various managerial positions at the Company’s operating subsidiaries.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 18, 2016 (the “August 2016 Current Report”), Mr. Monesi has over 15 years of experience in the oil and gas industry. He founded Bellelli Engineering S.p.A. (“Bellelli”), one of the Company’s operating subsidiaries, in 2002 and has been with Bellelli since then. While with Bellelli, Mr. Monesi developed new products such as air separation systems that are used largely used in every oil, gas and power generation station to produce dry air or nitrogen through the separation of the air. Mr. Monesi also developed Bellelli’s managerial organization and structure and led the team to win very large gas treatment plants and relevant projects in certain Far East countries. Under Mr. Monesi’s leadership, Bellelli has developed a wide network of contacts and local representatives. Immediately prior to Bellelli becoming a subsidiary of the Company in August 2016, Mr. Monesi served as Chief Executive Officer and Chairman of Bellelli. Prior to joining Bellelli, Mr. Monesi worked as a project manager at Tectubi S.p.A. (now Sima & Tectubi S.p.A.), an Italian company that specializes in the manufacturing and marketing of systems for the energy sector. Mr. Monesi holds a degree in Materials Engineering from Ferrara University, Italy.

No family relationships exist between Mr. Monesi and any of the Company's other directors or executive officers. There are no arrangements between Mr. Monesi and any other person pursuant to which Mr. Monesi was elected as Chief Executive Officer. Other than transactions previously disclosed in the August 2016 Current Report, there are no transactions to which the Company is or was a participant and in which Mr. Monesi has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2017	BE Industries Inc.

	By:	/s/ Antonio Monesi
		Name:	Antonio Monesi
		Title:	President and Chief Executive Officer

3